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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 33-57732 of WM Variable Trust (the "Trust") on Form N-1A of our report dated February 13, 2004 appearing in the Trust's Annual Report for the year ended December 31, 2003 and to the references to us under the heading "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information, both of which are part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 28, 2004